UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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CHIMERIX, INC.
2505 Meridian Parkway, Suite 340
Durham, North Carolina 27713

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 22, 2015
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Chimerix, Inc., a Delaware corporation (the “Company”). The meeting will be held on Monday, June 22, 2015 at 1:30 p.m. local time at the DoubleTree Suites Hotel, located at 2515 Meridian Parkway, Durham, North Carolina 27713, for the following purposes:

•	To elect the four nominees for Class II director named herein to the Board of Directors to serve for a term of three years;

•
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015; and

•	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 27, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
M. Michelle Berrey
President and Chief Executive Officer

Durham, North Carolina
April 29, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CHIMERIX, INC.
2505 Meridian Parkway, Suite 340
Durham, North Carolina 27713

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

 To be held on June 22, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Chimerix, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Chimerix”) is soliciting your proxy to vote at the 2015 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 6, 2015 to all shareholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 16, 2015.

How do I attend the annual meeting?

The meeting will be held on Monday, June 22, 2015 at 1:30 p.m. local time at the DoubleTree Suites Hotel, located at 2515 Meridian Parkway, Durham, North Carolina 27713. Directions to the annual meeting may be found at www.chimerix.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 27, 2015 will be entitled to vote at the annual meeting. On this record date, there were 41,316,704 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 27, 2015 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be delivered to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 27, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	election of the four Class II directors named herein to the Board of Directors to serve for a term of three years; and

•
ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 22, 2015.

•	To vote over the Internet, please follow the below steps:

Step 1: Go to www.envisionreports.com/CMRX to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

•	To vote by telephone, call toll free 1-900-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. Follow the instructions provided by the recorded message.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Chimerix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 27, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether NASDAQ Stock Market (“NASDAQ”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NASDAQ Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1, without your instructions, but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all four nominees for director, and “For” ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Chimerix, Inc.’s Secretary at 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 7, 2016, to the attention of the Secretary of Chimerix, Inc. at 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, your written request must be received by the Secretary for Chimerix, Inc. between February 23, 2016 and March 24, 2016. You are also advised to review the Company’s Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to the other proposal, votes “For” and “Against,” and abstentions. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by NASDAQ to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•
For Proposal 1, the election of directors, the four nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withhold” will affect the outcome.

•
To be approved, Proposal 2 ratifying the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015 must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 41,316,704 shares outstanding and entitled to vote. Thus, the holders of 20,658,353 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL I

 ELECTION OF DIRECTORS

Chimerix, Inc.’s Board of Directors consists of eleven directors. In accordance with the terms of our Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III. Each Director Class has a term of three years, and the three classes are staggered with respect to their termination dates. The terms of the current Class I Directors, Class II Directors and Class III Directors expire in 2017, 2015 and 2016, respectively. At each annual stockholder meeting, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Currently, our Board of Directors is classified as follows: members of Class I are, Ronald C. Renaud, Jr., M. Michelle Berrey, M.D., M.P.H., and Lisa Ricciardi; members of Class II are Martha J. Demski, James Niedel, M.D., Ph.D., James M. Daly, and John M. Leonard, M.D.; and members of Class III are Ernest Mario, Ph.D., Catherine L. Gilliss, Ph.D., R.N., F.A.A.N., C. Patrick Machado, and Timothy J. Wollaeger. The term of office for our Class II Directors will expire at the annual meeting.

There are four nominees for Class II Director this year, Mr. Daly, Ms. Demski, Dr. Leonard, and Dr. Niedel, each of whom has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Each director to be elected and qualified will hold office until our 2018 annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The four nominees receiving the highest number of affirmative votes will be elected.

It is the Company’s policy to invite our directors and director nominees to attend the annual meeting. Eight of our nine directors attended our annual meeting in 2014.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Committee has identified and evaluated nominees in the broader context of the board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Committee to recommend that person as a nominee. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Biographies of the Directors Whose Terms Expire at the 2015 Annual Meeting

James M. Daly. Mr. Daly, age 53, has served as one of our directors since 2014. Mr. Daly currently serves as Executive Vice President and Chief Commercial Officer at Incyte Corporation, a biopharmaceutical company, a position he has held since October 2012. Prior to joining Incyte, Mr. Daly served as Senior Vice President of North America Commercial Operations and Global Marketing/Commercial Development at Amgen Inc., a global pharmaceutical company, where he was employed from January 2002 to December 2011. Prior to his employment with Amgen, Mr. Daly was Senior Vice President and General Manager of the

Respiratory/Anti-infective business unit at GlaxoSmithKline, where he was employed from June 1985 to December 2001. Mr. Daly is a pharmacist and received his B.S. and M.B.A. degrees from the University of Buffalo, The State University of New York. Our Board of Directors believes that Mr. Daly’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.

Martha J. Demski.  Ms. Demski, age 62, has served as one of our directors since 2005. Since August 2011, Ms. Demski has served as Senior Vice President and Chief Financial Officer of Ajinomoto Althea, Inc. (formerly Althea Technologies, Inc.), a fully-integrated contract development and manufacturing organization. From July 2008 to December 2010, Ms. Demski served as the Interim Chief Operating Officer and Chief Financial Officer of the Sidney Kimmel Cancer Center (SKCC), a non-profit corporation that was engaged in biomedical research prior to voluntarily filing for Chapter 11 bankruptcy in 2009. Previously, Ms. Demski served as Vice President and Chief Financial Officer of Vical Incorporated, a biopharmaceutical company from December 1989 to June 2004. Ms. Demski currently serves on the board of directors and chairs the audit committee of Adamas Pharmaceuticals, Inc., a publicly traded biotech company. Ms. Demski also serves as a member of the board, chair of the audit committee and member of the compensation committee of Neothetics, Inc., a publicly traded biotech company. Additionally Ms. Demski has over 13 years of banking experience with Bank of America and U.S. Trust. Ms. Demski earned a B.A. from Michigan State University and M.B.A. from The University of Chicago Booth School of Business with concentrations in accounting and finance. Our Board of Directors believes that Ms. Demski’s more than 30 years’ experience in the fields of finance and biotechnology as well as her experience in conducting financing transactions qualifies her to serve on our Board of Directors.

John M. Leonard, M.D. Dr. Leonard, age 57, has served as one of our directors since 2014. Since 2014, Dr. Leonard has served as the Chief Medical Officer of Intellia Therapeutics. Dr. Leonard also serves on the board of directors of Quintiles Transnational Holdings Inc. and is a member of the Audit and Governance Committees of the board of directors. He served as the Chief Scientific Officer and Senior Vice President of Research and Development at AbbVie Inc., a global pharmaceutical company, from its spin-out from Abbott Laboratories in January 2013 until retiring from those positions at the end of 2013. Prior to the formation of AbbVie, Dr. Leonard served as Senior Vice President of Global Pharmaceutical Research and Development at Abbott from 2008 to 2012. He has over 30 years of combined experience in medicine, research and management, serving in various roles at Abbott beginning in 1992. Dr. Leonard earned a Bachelor's Degree in Biochemistry from the University of Wisconsin at Madison and a Doctorate in Medicine from Johns Hopkins University in Baltimore, Maryland. Dr. Leonard completed an Internship and Residency in Internal Medicine at Stanford University Hospital followed by a Postdoctoral Fellowship in Molecular Virology at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health. Our Board of Directors believes that Dr. Leonard’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.

James Niedel, M.D., Ph.D. Dr. Niedel, age 71, has served as one of our directors since February 2011 and as our Chairman from 2011 to 2013. Dr. Niedel is currently a venture partner with New Leaf Venture Partners, a healthcare technology fund where he focuses on biopharmaceutical investments. Dr. Niedel was a founder and Managing Director at New Leaf from 2005 to 2014, and assumed his current role as a venture partner in 2014. From 2002 to 2005, Dr. Niedel was a venture partner at Sprout Group, a healthcare and information technology fund. During 2001, Dr. Niedel was Chief Science and Technology Officer for GlaxoSmithKline, a global healthcare company. From 1995 to 2001, Dr. Niedel was a member of the Board of Directors of Glaxo Wellcome plc with responsibility for Global Research and Development, Information Technology and Product Strategy. From 1988 to 1995, Dr. Niedel was V.P. Research and S.V.P. R&D for the U.S. subsidiary of Glaxo. Before joining the pharmaceutical industry, Dr. Niedel was employed by the Duke University Medical Center from 1973 to 1989 as Professor of Medicine and Chief of the Division of Clinical Pharmacology, in which time he had completed an Internal Medicine residency and a Hematology-Oncology fellowship. Dr. Niedel received M.D. and Ph.D. (Biochemistry) degrees from the University of Miami and is a fellow of the Royal College of Physicians (London). Our Board of Directors believes that Dr. Niedel’s expertise and experience in the biopharmaceutical industry qualifies him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

Biographies of the Directors Whose Terms Expire at the 2016 Annual Meeting

Catherine L. Gilliss, PhD, R.N., FAAN. Dr. Gilliss, age 66, has served as one of our directors since 2014. Dr. Gilliss has served as the Helene Fuld Health Trust Professor of Nursing at the Duke University School of Nursing since July 2009 and as a Professor at the Duke University School of Nursing since October 2004. During the 2014-2015 school year, she is on sabbatical leave at Stanford University, where she is a Fellow in the Distinguished Careers Institute. Dr. Gilliss served as Dean at Duke’s School of Nursing from 2004 through 2014. Under her leadership, Duke became one of the top schools of nursing in the nation. From 1998 until 2004, she served as professor and the Dean at the Yale University School of Nursing. A member of the North Carolina Institute of Medicine, Dr. Gilliss earned her BSN from Duke, her MSN from the Catholic University of America and her Ph.D. from the University of California, San Francisco, where she also completed postdoctoral studies. Our Board of Directors believes that Dr. Gilliss’ expertise and experience in the healthcare and nursing fields qualifies her to serve on our Board of Directors.

C. Patrick Machado. Mr. Machado, age 51, has served as one of our directors since 2014. He is a co-founder of Medivation, Inc., a biopharmaceutical company, and has served on its Board of Directors since April 2014. Prior to his retirement in April 2014, Mr. Machado served as Medivation’s Chief Financial Officer since its inception in September 2003 and as its Chief Business Officer since December 2009. From 1998 until 2001, Mr. Machado was employed by ProDuct Health, Inc., a privately-held medical device company, as Vice President, Chief Financial Officer and General Counsel from 1998 to 2000, and as Senior Vice President and Chief Financial Officer from 2000 to 2001. From 2001 until 2002, Mr. Machado served as a consultant to Cytyc Corporation, to assist with transitional matters related to Cytyc Corporation's acquisition of ProDuct Health, Inc. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University. Our Board of Directors believes that Mr. Machado’s expertise and experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

Ernest Mario, Ph.D.  Dr. Mario, age 76, has served as one of our directors and as Chairman of our Board of Directors since February 2013. Since April 2014, Dr. Mario has served as Chairman of Capnia, Inc., a biopharmaceutical company which develops medical diagnostics and therapeutics. Prior to his appointment as Chairman, Dr. Mario had served as Executive Chairman of Capnia, Inc. beginning in February 2014 and prior to that had served as a director and Chief Executive Officer beginning in August 2007. From April 2003 to August 2007, Dr. Mario served as Chief Executive Officer and Chairman of the Board of Directors of Reliant Pharmaceuticals, Inc., a privately held pharmaceutical company. From November 1997 to December 2001, Dr. Mario served as Chairman and Chief Executive Officer of ALZA Corporation, a research-based pharmaceutical company, and as Co-Chairman and Chief Executive Officer from August 1993 to November 1997. From January 1992 until March 1993, Dr. Mario served as Deputy Chairman of Glaxo Holdings plc., a pharmaceutical company, and as Chief Executive from May 1989 to March 1993. Dr. Mario has served as a director of XenoPort Inc., a biopharmaceutical company, since June 2012, Capnia, Inc., since 2007, TONIX Pharmaceuticals Holdings Corp., a specialty pharmaceutical company, since October 2011, Celgene Corporation, a biopharmaceutical company, since August 2007, Boston Scientific Corporation, a medical devices company, since October 2001, and Kindred Biosciences, Inc. a biopharmaceutical company, since February 2013. Dr. Mario also served as a director of Vivus, Inc., a biopharmaceutical company, from April 2012 to July 2013, and Maxygen, Inc., a biotechnology company, from July 2001 to August 2013. Dr. Mario is the recipient of the 2007 Remington Medal, the American Pharmacists Association’s highest honor. Dr. Mario earned a B.S. in Pharmacy from Rutgers University, and a M.S. and a Ph.D. in Physical Sciences from the University of Rhode Island. Our Board of Directors believes that Dr. Mario’s expertise and experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

Timothy J. Wollaeger.  Mr. Wollaeger, age 71, has served as one of our directors since 2002. Since 2002, Mr. Wollaeger has served as a Managing Director of Sanderling Ventures, an investment firm dedicated to building new biomedical companies. From 1993 to 2006, Mr. Wollaeger was the General Partner of Kingsbury Capital Partners, L.P., a healthcare-oriented venture capital firm. From 1990 to 1993, Mr. Wollaeger was Senior Vice President of Columbia Hospital Corporation, a hospital management company that merged into Hospital Corporation of America in 1993. From 1987 to 1993, Mr. Wollaeger was a General Partner and co-founder of Biovest Partners, L.P., an investment fund. From 1983 to 1986, Mr. Wollaeger served as Senior Vice President and Chief Financial Officer of Hybritech, Inc., a biotechnology company that was acquired by Eli Lilly & Co. in 1986. From 1972 to 1980, Mr. Wollaeger was employed by Baxter Healthcare Corporation, a global healthcare company, where he most recently served as Vice President and General Manager of Baxter’s operations in Mexico. Mr. Wollaeger is Chairman of the Board of Sotera Wireless, Inc., a medical device company, and a director, as well as Chairman of the Board, of Asteres, Inc., a creator of business and technology solutions, and CalciMedica, Inc., a drug development company. Investment funds affiliated with Mr. Wollaeger were early stage investors in Pyxis Corporation, a technology developer for hospitals that was acquired by Cardinal Health, Inc. in 1996, Biosite, Inc., a medical diagnostic company that was acquired by Inverness Medical Innovations, Inc. in 2007, Amylin Pharmaceuticals, Inc., a biopharmaceutical company that was acquired by Bristol-Myers Squibb Company in 2012, and Vical Incorporated. Mr. Wollaeger earned a B.A. in Economics from Yale University and earned an M.B.A. from the Stanford University Graduate School of Business. Our Board of Directors believes that Mr. Wollaeger’s nearly 40 years of experience in the biotechnology and medical products fields in both corporate management and venture capital qualifies him to serve on our Board of Directors.

Biographies of the Directors Whose Terms Expire at the 2017 Annual Meeting

M. Michelle Berrey, M.D., M.P.H.   Dr. Berrey, age 48, has served as our President and Chief Executive Officer since April 2014 and has been a member of our Board of Directors since June 2014. In addition, Dr. Berrey served as our Chief Medical Officer since her appointment to that role in November 2012 until a new Chief Medical Officer, W. Garrett Nichols, MD, MS, took over the role in September of 2014. From January 2007 to January 2012, Dr. Berrey served as Chief Medical Officer at Pharmasset, Inc., a company that focused on the development of nucleotide analogs for the treatment of hepatitis C. From January 2004 to January 2007, Dr. Berrey served as Vice President, Viral Diseases, Clinical Pharmacology & Discovery Medicine at GlaxoSmithKline, where she was responsible for the early development of compounds for the treatment of HIV, hepatitis viruses and hepatic fibrosis. Dr. Berrey earned a B.A. in English from Emory University, an M.D. from the Medical College of Georgia and an M.P.H. from Emory University. Dr. Berrey completed her internship and residency in Internal Medicine at the University of North Carolina, Chapel Hill, and was a Senior Fellow in Infectious Diseases at the University of Washington, Seattle, where she conducted research in HIV transmission and acute HIV infection. Dr. Berrey is board certified in internal medicine and infectious diseases. Our Board of Directors believes that Dr. Berrey’s expertise and experience in the pharmaceutical industry qualifies her to serve on our Board of Directors.

Ronald C. Renaud, Jr. Mr. Renaud, age 46, has served as one of our directors since December 2014. Mr. Renaud has been the Chief Executive Officer at RaNA Therapeutics since December 2014, and prior to that, he served as President and Chief Executive Officer at Idenix Pharmaceuticals since October 2010. Under his leadership, Idenix refocused its drug discovery and development efforts on nucleotide prodrugs to treat hepatitis C virus (HCV), streamlined operations to better enable cross-functional collaboration and employee engagement, which culminated in its acquisition by Merck for $3.85 billion in August 2014. Prior to October 2010, Mr. Renaud served as the Chief Financial Officer of Idenix from the time he joined Idenix in June 2007 and was additionally appointed Chief Business Officer in June 2010. Prior to joining Idenix, Mr. Renaud served as Senior Vice President and Chief Financial Officer of Keryx Biopharmaceuticals, from February 2006 to May 2007. From 2000 to 2006, Mr. Renaud was a biotechnology equity research analyst at JP Morgan, Schwab Soundview and Bear Stearns. He also spent more than five years at Amgen, where he held positions in clinical research, investor relations and finance. Mr. Renaud holds a BA from St. Anselm College and an MBA from the Marshall School of Business at the University of Southern California. Mr. Renaud is currently a board member of PTC Therapeutics, Inc., a pharmaceutical company focused on the development of treatments for orphan diseases, and Akebia Therapeutics, Inc., a biopharmaceutical company. Our Board of Directors believes that Mr. Renaud’s expertise and experience in the pharmaceutical industry qualifies him to serve on our Board of Directors.

Lisa Ricciardi.  Ms. Ricciardi, age 55, has served as one of our directors since March 2014. Since July 2014, Ms. Ricciardi has served as Senior Vice President for Corporate and Business Development with Foundation Medicine, a molecular information company.   From October 2010 to June 2012, she served as Senior Vice President of Business Development at Medco Health Solutions, Inc. until the business was sold. In addition, she was a Venture Partner at Essex Woodlands Health Ventures. Ms. Ricciardi held numerous executive management positions at Pfizer, including Senior Vice President in the Licensing and Development Division, closing more than 25 transactions with multi-national firms and biotechnology companies, as well as managing several key product launches in the global pharmaceuticals division. Ms. Ricciardi is currently a member of the Board of Directors of United Drug Healthcare Group, PLC in Dublin, Ireland, and was previously a member of the Board of Directors at Sepracor. Ms. Ricciardi earned an MBA from the University of Chicago and a bachelor’s degree from Wesleyan University. Our Board of Directors believes that Ms. Ricciardi’s breadth of experience within, and knowledge of, the pharmaceutical industry, coupled with her experience as a member of various boards of directors, qualifies her to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of The Board of Directors

As required under the NASDAQ listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following ten directors are independent directors within the meaning of the applicable NASDAQ listing standards: Dr. Mario, Mr. Daly, Ms. Demski, Dr. Gilliss, Dr. Leonard, Mr. Machado, Dr. Niedel, Mr. Renaud, Ms. Ricciardi and Mr. Wollaeger. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with the Company. Following our annual meeting, assuming the election of our four nominees for director named in these proxy materials, we will have ten independent directors and one non-independent director, Dr. Berrey, who serves as our President and Chief Executive Officer.

Board Leadership Structure

Our Board of Directors is currently chaired by Dr. Mario. As a general policy, our Board of Directors believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Dr. Berrey serves as our President and Chief Executive Officer while Dr. Mario serves as our Chairman of the Board of Directors but is not an officer. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.

Role of the Board in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors

Our Board of Directors met ten times during 2014 as well as six times in executive session. Additionally, the Board of Directors acted by written consent four times during 2014. All directors who served in 2014 attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served, in each case that were held during the portion of the last fiscal year for which they were directors or committee members, respectively.

Information Regarding Committees of The Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides current membership for each of the Board Committees and the meeting information for 2014:

Name	Audit	Compensation	Nominating and Corporate Governance
Ernest Mario, PhD			X
James M. Daly		X
Martha J. Demski	X*		X
John M. Leonard, MD		X
C. Patrick Machado	X
James Niedel, MD, PhD		X	X*
Lisa Ricciardi		X*
Timothy J. Wollaeger	X
Catherine L. Gilliss, PhD, RN, FAAN			X
Total meetings in 2014	7	3	4

*	Committee Chairperson

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Ms. Demski, Mr. Machado, and Mr. Wollaeger. Our Board of Directors has determined that each of the members of our Audit Committee satisfies the NASDAQ and SEC independence requirements.

Ms. Demski serves as the chair of our Audit Committee. Our Board of Directors has determined that Ms. Demski and Mr. Machado each qualify as an Audit Committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our board has considered Ms. Demski’s and Mr. Machado’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The functions of this committee include, among other things:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement team as required by law;

•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;

•	preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

•	reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;

•	reviewing on a periodic basis our investment policy; and

•	reviewing and evaluating on an annual basis the performance of the Audit Committee, including compliance of the Audit Committee with its charter.

We believe that the composition and functioning of our Audit Committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NASDAQ rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Audit Committee met seven times during 2014. Additionally, the Audit Committee acted by written consent one time during 2014. The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at www.chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2014.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Ms. Martha J. Demski
Mr. C. Patrick Machado
Mr. Timothy Wollaeger

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee consists of Mr. Daly, Dr. Niedel, Ms. Ricciardi and Dr. Leonard. Ms. Ricciardi serves as chair of the Compensation Committee. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act), is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), and satisfies the NASDAQ independence requirements.

The functions of this committee include, among other things:

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•	reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the type and amount of compensation to be paid or awarded to our non-employee board members;

•
establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act, and to the extent applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act, as well as applicable Nasdaq rules and regulations;

•
reviewing any conflicts of interest raised by the work of any compensation consultant that had any role in determining or recommending the amount or form of executive or director compensation and how such conflict is being addressed for disclosure in our proxy statements to be filed with the SEC;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•	reviewing the adequacy of its charter on a periodic basis;

•
to the extent applicable, reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC;

•	preparing the report that the SEC requires in our annual proxy statement; and

•	reviewing and assessing on an annual basis the performance of the Compensation Committee.

We believe that the composition and functioning of our Compensation Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and NASDAQ rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Compensation Committee met three times during 2014. Additionally, the Compensation Committee acted by written consent seven times during 2014. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at www.chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2014.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Demski, Dr. Gilliss, Dr. Mario and Dr. Niedel. Dr. Niedel serves as the chair of our Nominating and Corporate Governance Committee. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq Global Market independence requirements. The functions of this committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating, nominating and recommending individuals for membership on our Board of Directors;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise;

•	reviewing the adequacy of its charter on an annual basis; and

•	annually evaluating the performance of the Nominating and Corporate Governance Committee.

We believe that the composition and functioning of our Nominating and Corporate Governance Committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, and all applicable SEC and NASDAQ rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713, Attn: Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s annual meeting. Submissions must include (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name of the proposed candidate; (4) a description of the proposed candidate’s business experience for at least the previous five years; (5) the complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by the Company’s Bylaws. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee met four times during 2014. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at www.chimerix.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal 2014.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Secretary of Chimerix, Inc. at 2505 Meridian Parkway, Suite 340, Durham, NC, 27713. Each communication must set forth: the name and address of the Company stockholder on whose behalf the communication is sent and the number of Company shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by the Company’s Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by the Company’s Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

The Company has adopted the Chimerix Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.chimerix.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2014.

Prohibition of Speculative Trading
The Company has adopted an Insider Trading Policy that provides, among other things, that no officer, director, other employee or consultant of the Company may engage in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to the Company’s stock at any time. In addition, under the terms of the Insider Trading Policy, no officer, director, other employee or consultant of the Company may margin, or make any offer to margin, any of the Company’s stock, including without limitation, borrowing against such stock, at any time.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young has audited the Company’s financial statements since 2008. Representatives of Ernst & Young are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2014 and 2013. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees(1)	$604	$982
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$604	$982

(1)
Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements, review of our registration statements on Form S-3 in connection with our May 2014 and November 2014 public offerings, review of our registration statements on Form S-1 in connection with our April 2013 initial public offering and October 2014 sale of stock by existing stockholders, and related services.

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young which sets forth the terms by which Ernst & Young will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to a specified amount. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services has been non-exclusively delegated to the Chair of the Audit Committee, who must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting; provided that the Chair of the Audit Committee is not able to pre-approve any service resulting in fees greater than $50,000.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position(s)
M. Michelle Berrey, MD, MPH	48	President and Chief Executive Officer
W. Garrett Nichols, MD, MS	46	Chief Medical Officer
Timothy W. Trost, CPA	57	Senior Vice President, Chief Financial Officer and Corporate Secretary
Linda M. Richardson	51	Chief Commercial Officer
Michael D. Rogers, PhD	61	Chief Development Officer

M. Michelle Berrey, M.D., M.P.H.   Please see Dr. Berrey’s biography on page 10.

W. Garrett Nichols, M.D., M.S. Dr. Nichols has served as Chief Medical Officer since September 2014. Prior to joining the Company, Dr. Nichols had been employed by ViiV Healthcare since April 2014, where he was the Head of Global Development. Prior to his tenure at ViiV, Dr. Nichols spent ten years at GlaxoSmithKline from August 2004 to April 2014 leading multiple global antiviral programs in the United States and Europe, including the development and regulatory submissions to the FDA and EMA for the approval of Tivicay and the recent FDA approval of Triumeq. Drp, 2001 to 2004, Dr. Nichols was a member of the faculty at the Fred Hutchinson Cancer Research Center in Seattle, WA, where he was the principal investigator on NIH-funded grants exploring the prevention and treatment of CMV and respiratory virus infections in HCT recipients. Dr. Nichols received his M.D. from Duke University and earned an M.S. in Epidemiology from the University of Washington, where he completed a Fellowship in Infectious Diseases.

Timothy W. Trost. Mr. Trost joined us in March 2011 as our Senior Vice President, Chief Financial Officer, and has also served as our Corporate Secretary since February 2012. Prior to serving as an employee, since July 2010 Mr. Trost served as a consultant in connection with our Series F preferred stock financing and our contract with the Biomedical Advanced Research and Development Authority. From July 2002 to February 2010, Mr. Trost served as Vice President and Chief Financial Officer at Argos Therapeutics, Inc., a venture-backed immunotherapy company (currently NASDAQ: ARGS). From March 1997 to June 2002, Mr. Trost served as Senior Vice President and Chief Financial Officer at InteCardia, Inc., a venture-backed cardiac imaging company that was acquired by Syncor International Corporation in September 2001. From March 1994 to March 1997, Mr. Trost served as Executive Vice President and Chief Financial Officer of Coastal Physician Group, Inc. (NYSE: DR), a contract provider of emergency room physicians, having joined as Vice President of Corporate Development. From October 1992 to March 1994, Mr. Trost served as Vice President of Finance at Morganite North America, Inc. From July 1980 through September 1992, Mr. Trost was with PricewaterhouseCoopers LLP, last serving as a Senior Manager in the Research Triangle practice. Mr. Trost holds a B.S. in accounting from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant.

Linda M. Richardson. Ms. Richardson has served as our Chief Commercial Officer since January 2014. Prior to joining the Company, from December 2011, Ms. Richardson served as Vice-President, Head of Global lixisenatide franchise at Sanofi S.A., a global pharmaceutical company. From September 2008 to November 2011, Ms. Richardson served as Vice President, U.S. Marketing at Sanofi S.A. where she held various marketing leadership responsibilities with eplivanserin, Auvi-Q and Multaq. From October 2006 to June 2008, Ms. Richardson served as Vice President, Marketing at Reliant Pharmaceuticals, Inc. Ms. Richardson earned a B.A. in English from the University of Pennsylvania.

Michael D. Rogers, Ph.D. Dr. Rogers has served as our Chief Development Officer since March 2013. From 2007 to 2012, Dr. Rogers served as Chief Development Officer at Pharmasset, Inc., where his primary responsibility was to facilitate the design and implementation of development programs for HCV antiviral compounds. From 2004 to 2007, Dr. Rogers served as Vice President, division of viral diseases at GlaxoSmithKline, where he was responsible for antiviral discovery activities directed toward HIV and Hepatitis c virus indications. From 2001 to 2004, Dr. Rogers served as Vice President, antiviral discovery medicine at GlaxoSmithKline. Dr. Rogers has over 29 years of industry experience and has participated in all phases of antiviral and anti-infective drug development, including discovery, preclinical development, and Phase 1, 2, 3, and 3b/4 clinical development programs. Dr. Rogers received his doctorate in medical parasitology and a master of public health degree in medical microbiology from the University of North Carolina, Chapel Hill. He completed a postdoctoral fellowship in clinical microbiology at St. Jude Children's Research Hospital in Memphis, Tennessee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 1, 2015 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all current executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

The percentage ownership information shown in the table is based upon 41,312,063 shares of common stock outstanding as of April 1, 2015. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before May 31, 2015, which is 60 days after April 1, 2015. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Chimerix, Inc., 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders
FMR LLC(1) 245 Summer Street Boston, MA 02110	6,017,763	14.6%
Sanderling Venture Partners V, L.P. and its affiliated entities(2)400 South El Camino Real, Suite 1200 San Mateo, CA 94402	3,509,408	8.5%
T. Rowe Price Associates, Inc.(3)100 E. Pratt Street Baltimore, MD 21202	2,417,262	5.9%
Directors and named executive officers
Timothy J. Wollaeger(4)	3,535,308	8.5%
Kenneth I. Moch(5)	498,390	1.2%
M. Michelle Berrey, MD, MPH(6)	208,017	*
Ernest Mario, PhD(7)	159,742	*
Martha J. Demski(8)	61,515	*
Linda M. Richardson(9)	45,827	*
Lisa Ricciardi(10)	13,500	*
John M. Leonard, MD(11)	12,250	*
James M. Daly(12)	8,250	*
Catherine L. Gilliss, PhD, RN, FAAN(13)	8,250	*
C. Patrick Machado(14)	8,250	*
James Niedel, MD, PhD(15)	8,250	*
W. Garrett Nichols, MD, MS(16)	2,974	*
Ronald C. Renaud, Jr.	—	*
All current executive officers and directors as a group (15 persons)(17)	4,333,792	10.3%

*	Represents beneficial ownership of less than one percent.

(1)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2015 by FMR reporting sole power to vote or direct the vote over 468,000 shares of common stock and the sole power to dispose or to direct the disposition of 6,017,763 shares of common stock.

(2)
Includes 829,046 shares of common stock held by Sanderling Venture Partners V, L.P., 233,134 shares of common stock held by Sanderling V Biomedical, L.P., 155,143 shares of common stock held by Sanderling V Limited Partnership, 138,046 shares of common stock held by Sanderling V Beteiligungs GmbH & Co. KG, 199,853 shares of common stock held by Sanderling V Biomedical Co-Investment Fund, L.P., 329,682 shares of common stock held by Sanderling Venture Partners V Co-Investment Fund, L.P., 891,189 shares of common stock and a warrant to purchase 189,842 shares of common stock held by Sanderling V Strategic Exit Fund, L.P. (collectively, the Sanderling V Shares), 498,046 shares of common stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P., 15,431 shares of common stock held by Sanderling VI Beteiligungs GmbH & Co. KG, 18,384 shares of common stock held by Sanderling VI Limited Partnership, a warrant to purchase 8,166 shares of common stock held by Sanderling Ventures Management V (collectively, the Sanderling VI Shares) and 3,446 shares of common stock held by Middleton-McNeil Retirement Trust. Timothy J. Wollaeger, one of our directors, Fred A. Middleton, Robert G. McNeil and Timothy C. Mills share voting and investment power with respect to the Sanderling V Shares. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Timothy J. Wollaeger share voting and investment power with respect to the Sanderling VI Shares. Fred A. Middleton and Robert G. McNeil share voting and investment power with respect to the shares held by the Middleton-McNeil Retirement Trust. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address for this stockholder is 400 S. El Camino Real, Suite 1200, San Mateo, CA 94402.

(3)
Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2015 by T. Rowe Price Associates, Inc. reporting sole power to vote or direct the vote over 417,311 shares of common stock and the sole power to dispose or to direct the disposition of 2,417,262 shares of common stock.

(4)
Includes 829,046 shares of common stock held by Sanderling Venture Partners V, L.P., 233,134 shares of common stock held by Sanderling V Biomedical, L.P., 155,143 shares of common stock held by Sanderling V Limited Partnership, 138,046 shares of common stock held by Sanderling V Beteiligungs GmbH & Co. KG, 199,853 shares of common stock held by Sanderling V Biomedical Co-Investment Fund, L.P., 329,682 shares of common stock held by Sanderling Venture Partners V Co-Investment Fund, L.P., 891,189 shares of common stock and a warrant to purchase 189,842 shares of common stock held by Sanderling V Strategic Exit Fund, L.P. (collectively, the Sanderling V Shares), 498,046 shares of common stock held by Sanderling Venture Partners VI Co-Investment Fund, L.P., 15,431 shares of common stock held by Sanderling VI Beteiligungs GmbH & Co. KG, 18,384 shares of common stock held by Sanderling VI Limited Partnership, a warrant to purchase 8,166 shares of common stock held by Sanderling Ventures Management V (collectively, the Sanderling VI Shares) 3,446 shares of common stock held by Middleton-McNeil Retirement Trust, 9,049 shares of common stock held by Kingsbury Associates, L.P., 8,601 shares of common stock held by the Timothy J. & Cynthia K. Wollaeger Trust and 8,250 shares which Mr. Wollaeger has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options. Mr. Wollaeger, one of our directors, Fred A. Middleton, Robert G. McNeil and Timothy C. Mills share voting and investment power with respect to the Sanderling V Shares. Robert G. McNeil, Fred A. Middleton, Timothy C. Mills and Mr. Wollaeger share voting and investment power with respect to the Sanderling VI Shares. Fred A. Middleton and Robert G. McNeil share voting and investment power with respect to the shares held by the Middleton-McNeil Retirement Trust. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. The address for this stockholder is 400 S. El Camino Real, Suite 1200, San Mateo, CA 94402.

(5)
Includes 248,390 shares held by Mr. Moch and 250,000 shares held by The 2012 Kenneth Moch Irrevocable GST Trust F/B/O Ellen Gray Stolzman and Descendants dated May 25, 2012, of which Ellen Gray Stolzman, Mr. Moch's wife, is trustee.

(6)
Includes 130,638 shares held by Dr. Berrey of which 5,540 shares are held by the M. Michelle Berrey Revocable Trust u/a 12/30/08, and 77,379 shares which Dr. Berrey has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(7)
Includes 116,611 shares held by Dr. Mario, and 43,131 shares which Dr. Mario has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options, 36,972 of which will be unvested but exercisable as of May 31, 2015.

(8)
Includes 14,788 shares held by the Martha J. Demski Trust u/d/t 10/01/94, and 46,727 shares which Ms. Demski has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(9)	Includes 411 shares held by Ms. Richardson and 45,416 shares which Ms. Richardson has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(10)	Includes 13,500 shares which Ms. Ricciardi has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(11)	Includes 4,000 shares held by Dr. Leonard and 8,250 shares which Dr. Leonard has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(12)	Includes 8,250 shares which Mr. Daly has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(13)	Includes 8,250 shares which Dr. Gilliss has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(14)	Includes 8,250 shares which Mr. Machado has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(15)	Includes 8,250 shares which Dr. Niedel has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(16)	Includes 1,141 shares held by Dr. Nichols and 1,833 shares which Dr. Nichols has the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options.

(17)
Includes 3,628,119 shares held by all current executive officers and directors as a group and 705,673 shares that all current executive officers and directors as a group have the right to acquire from us within 60 days of April 1, 2015 pursuant to the exercise of stock options and warrants, 82,159 of which will be unvested but exercisable as of May 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The objective of our executive compensation policies and programs is to attract, retain and motivate talented and qualified executives. Decisions regarding executive compensation are the primary responsibility of our Compensation Committee, in consultation from time to time with our management and an independent compensation consultant.

In evaluating our compensation policies and programs, as well as the short-term and long-term value of our executive compensation plans, we consider both the performance and skills of each of our executives, as well as the compensation paid to executives in similar companies with similar responsibilities. We focus on providing a competitive compensation package which provides significant short and long-term incentives for the achievement of measurable corporate objectives. We believe that this approach provides an appropriate blend of short-term and long-term incentives to maximize stockholder value.

For purposes of evaluating 2014 compensation for each of our executive officers and making 2014 compensation decisions, we retained Radford Consulting, or Radford, an independent compensation consultant, to assist us in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives. As part of this process, Radford prepared an analysis of our compensation practices with respect to base salaries, annual bonuses, and long-term incentive grant practices against the practices of an industry peer group of companies.

The three key elements of our current executive compensation program are annual base salary, annual performance-based bonuses, and equity-based incentive awards. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under the Company’s 401(k) plan and participation in employee benefit plans.

In making compensation decisions for 2014, our Compensation Committee considered the significant corporate achievements that our management oversaw during 2014. These achievements included the satisfaction of (i) primary corporate goals related to the clinical development and potential commercialization of brincidofovir, securing additional financing, and the furtherance of other clinical studies, and (ii) “stretch” corporate goals related to our collaborative clinical study of brincidofovir, our progress under our contract with the Biomedical Advanced Research and Development Authority, the initiation of a clinical study for adenovirus, the out-licensing of CMX157, and the initiation of other clinical studies along with efforts associated with non-dilutive funding initiatives. Based on a combination of these achievements, our Compensation Committee determined that in 2014 we had achieved our corporate goals at a 134% level. Accordingly, the annual performance-based bonuses awarded to our executive officers for performance in 2014 reflected this significant level of achievement.

Our named executive officers for 2014, which consist of our principal executive officer and our two other most highly compensated executive officers as of December 31, 2014 along with our former chief executive officer who resigned in April 2014, are:

•	M. Michelle Berrey, MD, MPH, our President and Chief Executive Officer;

•	W. Garrett Nichols, MD, MS, our Chief Medical Officer;

•	Linda Richardson, our Chief Commercial Officer; and

•	Kenneth I. Moch, our former President and Chief Executive Officer.

Summary Compensation Table

The following table sets forth information regarding the compensation awarded to or earned by our named executive officers during 2014 and 2013.

Name and principal position	Year	Salary ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($) (2)	All other compensation ($) (3)		Total ($)
M. Michelle Berrey, M.D., M.P.H.	2014	419,273	2,765,365	294,800	1,318		3,480,756
President and Chief Executive Officer (4)	2013	340,000	—	97,750	1,318		439,068

Linda M. Richardson	2014	333,560	1,167,198	159,460	126,318	(6)	1,786,536
Chief Commercial Officer (5)

W. Garret Nichols, M.D., M.S.	2014	128,523	1,420,041	45,728	50,439	(8)	1,644,731
Chief Medical Officer (5)(7)

Kenneth I. Moch	2014	702,751	2,715,530	—	84,290	(11)	3,502,571
Former President and Chief Executive Officer (9)(10)	2013	440,274	—	226,920	1,318		668,512

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2014, 2013 and 2012 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.

(2)
Amount represents annual performance-based bonuses earned for the respective fiscal year. Each of the 2014 and 2013 performance-based bonuses shown above was paid in cash to each executive in early 2015 and 2014, respectively. For more information, see below under “Annual Performance-Based Bonus Opportunity.”

(3)
Amounts shown represent term life insurance, long-term disability insurance, short-term disability insurance and accidental death and dismemberment insurance paid by us on behalf of the named executive officers. All of these benefits are provided to the named executive officers on the same terms as provided to all of our regular full-time employees in the United States. For more information regarding these benefits, see below under “Perquisites, Health, Welfare and Retirement Benefits.” In addition this also includes relocation assistance, vacation hour pay-out and signing bonuses for some employees.

(4)
Dr. Berrey served as our Chief Medical Officer from November 12, 2012 to September 2, 2014. On April 9, 2014, Dr. Berrey was appointed to the additional positions of President and Chief Executive Officer.

(5)	Dr. Nichols’ and Ms. Richardson’s compensation for fiscal year 2013 is not reported because they were not named executive officers during that year.

(6)	Amount shown represents a one-time payment made in relation to Ms. Richardson’s relocation and her start date.

(7)
Dr. Nichols commenced employment with us as our Chief Medical Officer on September 2, 2014 at annual salary of $390,000. The base salary amounts for Dr. Nichols above reflects the salary earned during 2014 from Dr. Nichol’s hire date through December 31, 2014. Dr. Nichols’ non-equity incentive plan compensation for 2014 was similarly pro-rated relative to his partial year of service to the Company in 2014.

(8)	Amount shown represents a one-time payment made in relation to Dr. Nichols’ start date.

(9)	Mr. Moch resigned as our President and Chief Executive Officer effective April 9, 2014.

(10)	Amounts shown represent Mr. Moch’s full severance agreement which will be paid over 18 months. He received $351,386 related to this in 2014 and will receive an additional $234,239 in 2015.

(11)	Amount shown represents a lump sum to Mr. Moch for his vacation pay-out.

Annual Base Salary

The compensation of our named executive officers is generally determined and approved by our Board of Directors, based on the recommendation of the Compensation Committee. The Board of Directors approved the following 2014 base salaries for our named executive officers, which became effective on January 1, 2014, with the exception of Dr. Nichols, whose 2014 base salary became effective on September 2, 2014 in connection with the commencement of his employment with us. The Compensation Committee also approved the following 2015 base salaries for our named executive officers, which became effective on January 1, 2015:

Name	2014 Base Salary ($)	2015 Base Salary ($)
M. Michelle Berrey, M.D., M.P.H.	364,000(1)	505,700
W. Garrett Nichols, M.D., M.S.	390,000	393,000
Linda M. Richardson	340,000	350,000

(1)	In connection with Dr. Berrey’s appointment as our President and Chief Executive Officer, her 2014 base salary rate increased to $440,000, effective as of April 9, 2014.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, or target bonus percentage, and the extent to which we achieve the corporate goals that our Board of Directors establishes each year.

The actual performance-based bonus paid, if any, is calculated by multiplying the executive’s annual base salary, target bonus percentage, and the percentage attainment of the corporate goals established by the Board of Directors for such year. Our Board of Directors does not typically establish specific individual goals for our named executive officers. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on performance.

At the end of the year, the Board of Directors reviews our performance against predetermined goal weightings assigned to each corporate goal and approves the extent to which we achieved each of our corporate goals. The Board of Directors may award a bonus in an amount above or below the amount resulting from the calculation described above, based on other factors that the board determines, in its sole discretion following recommendation by the Compensation Committee, are material to our corporate performance and provide appropriate incentives to our executives, for example based on events or circumstances that arise after the original corporate goals are set. The Board of Directors may also determine that the bonus will be paid in the form of cash, equity awards such as options or restricted stock unit awards, or a combination of cash and equity awards.

The Board of Directors sets the target bonus for each of the named executive officers at the beginning of each year for which the bonus will apply, or in connection with the hiring of a new named executive officer, as applicable. Each of the following named executive officers’ 2014 target bonus percentage is set forth below:

Name	2014 Target bonus (% of base salary)
M. Michelle Berrey, M.D., M.P.H.(1)	50%
W. Garrett Nichols, M.D., M.S.	35%
Linda M. Richardson	35%

(1)	Dr. Berrey’s 2014 target bonus percentage increased from 35% to 50% when she became President and Chief Executive Officer in April of 2014.

The corporate goals and relative overall weighting towards corporate goal achievement for 2014 were established by the Board of Directors, upon recommendation by the Compensation Committee. Our Board of Directors assigned a specific weighting to each of our corporate goals on which the performance-based bonus for each executive officer would be based. No specific individual goals were established for any of our named executive officers for 2014. Rather, the Board of Directors assigned a specific weighting to each corporate goal on which the executive’s performance bonus was based. The performance bonuses for all of our named executive officers were dependent on all of the corporate goals; however the weighting of the corporate goals varied for some of the named executive officers based on their responsibility with respect to certain goals. As our President and Chief Executive Officer during 2014, Dr. Berrey’s bonus was generally weighted consistent with the overall weightings listed above.

In January 2015, the Board of Directors considered each corporate goal in detail and determined that we had achieved the 2014 corporate goals at an aggregate level of 134%. Specifically, the Board of Directors made this determination based on the Company’s achievement of (i) primary corporate goals related to the clinical development and potential commercialization of brincidofovir, securing additional financing, and the furtherance of other clinical studies, and (ii) “stretch” corporate goals related to our collaborative clinical study of brincidofovir, our progress under our contract with the Biomedical Advance Research and Development Authority, the initiation of a clinical study for adenovirus, the out-licensing of CMX157, and the initiation of other clinical studies along with efforts associated with non-dilutive funding initiatives. Accordingly, we paid each of our named executive officers a cash bonus calculated based on 134% of overall corporate goal achievement.

In January 2015, the Committee approved 2015 target bonus percentages for Dr. Berrey, Dr. Nichols and Ms. Richardson of 50%, 35% and 35% of base salary, respectively.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our named executive officers. The Board of Directors or the Committee is responsible for approving equity grants. As of December 31, 2014, we have generally granted equity awards to our named executive officers in the form of stock options, but have also granted restricted stock units, in limited circumstances. Restricted stock units represent the right to be issued our common stock upon the occurrence of future dates or events. Vesting of the stock options and restricted stock units is tied to continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial grant upon commencement of employment. Additional grants may occur periodically in order to incentivize and reward executives as the Committee and the Board of Directors determine appropriate.

Prior to our IPO in April 2013, we granted all equity awards pursuant to the 2012 Equity Incentive Plan and the 2002 Equity Incentive Plan, the terms of which are described below under “Equity Benefit Plans.” Following our IPO, we have granted all equity awards pursuant to the 2013 Equity Incentive Plan, the terms of which are described below under “Equity Benefit Plans.” All options are granted with a per share exercise price equal to no less than the fair market value of a share of our common stock on the date of grant of each award.

Generally our stock option awards vest over a four-year period and may be granted with an early exercise feature allowing the holder to exercise and receive unvested shares of our stock, so that the holder may have a greater opportunity for gains on the shares to be taxed at long-term capital gains rates rather than ordinary income rates. Our restricted stock units vested in April 2013 upon the effective date of our registration statement filed in connection with our IPO.

In connection with her commencement of employment on January 8, 2014, Ms. Richardson was granted options to purchase 120,000 shares of our Common stock by our Board of Directors. These options have an exercise price per share equal to $15.85. 25% of Ms. Richardson’s options will vest on the first anniversary of Ms. Richardson’s start date, and the remainder of will vest in equal monthly installments thereafter over three years.

On January 28, 2014, we granted options to purchase 67,100 and 190,800 shares of common stock to each of Dr. Berrey and Mr. Moch, respectively. Each of the options have an exercise price per share equal to $18.75 and vest in equal monthly installments over a four year period, subject to each of the named executive officers' continued service with us through such vesting dates.

On April 9, 2014, in connection with her appointment to President and Chief Executive Officer, we granted options to purchase 140,000 shares of common stock to Dr. Berrey with an exercise price per share equal to $21.92 that vest in equal monthly installments over a four year period, subject to Dr. Berrey’s continued service with us through such vesting dates.

In connection with his commencement of employment on September 2, 2014, Dr. Nichols was granted options to purchase 90,000 shares of our Common stock by our Board of Directors. Each of Dr. Nichols options have an exercise price per share equal to $24.74. 25% of Dr. Nichols’ options will vest on the first anniversary of Dr. Nichols' start date, and the remainder of will vest in equal monthly installments thereafter over three years.

On January 28, 2015, our Board of Directors approved the following with respect to our named executive officers pursuant to our 2013 Equity Incentive Plan: Dr. Berrey was granted options to purchase 184,200 shares at an exercise price per share equal to $39.41; Ms. Richardson was granted options to purchase 65,000 shares at an exercise price per share equal to $39.41; and Dr. Nichols was granted options to purchase 22,000 shares at an exercise price per share equal to $39.41. Each of Dr. Berrey’s, Ms. Richardson’s, and Dr. Nichols’ options will vest in equal monthly installments over a four year period from the date of grant.

Agreements with our Named Executive Officers

Below are written descriptions of our employment agreements or offer letters with our named executive officers.

Agreement with Dr. Berrey.  In November 2012, we entered into an offer letter agreement with Dr. Berrey setting forth the terms of her employment. Pursuant to the agreement, Dr. Berrey is entitled to an initial annual base annual salary of $340,000, subject to adjustment by the Board of Directors. The Board of Directors increased Dr. Berrey’s annual base salary to $440,000, effective upon her appointment as President and Chief Executive Officer on April 9, 2014. Dr. Berrey is eligible for certain severance and change in control benefits pursuant to our Officer Change in Control Severance Benefit Plan, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.”

Agreement with Dr. Nichols. In August 2014, we entered into an offer letter agreement with Dr. Nichols setting forth the terms of his employment. Pursuant to the agreement, Dr. Nichols is entitled to an initial annual base salary of $390,000, subject to adjustment by the Board of Directors and an annual bonus of up to 35% of his base salary, as determined in the discretion of the Board of Directors, based on accomplishment of annual performance goals. Additionally, Dr. Nichols’ offer letter agreement provided for an option to purchase 90,000 shares of common stock vesting over a four year period commencing in September 2014. Dr. Nichols is eligible for certain severance and change in control benefits pursuant to our Company’s Officer Change in Control Severance Benefit Plan, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.”

Agreement with Ms. Richardson.  In December of 2013, we entered into an offer letter agreement with Ms. Richardson setting forth the terms of her employment. Pursuant to the agreement, Ms. Richardson is entitled to an initial annual base salary of $340,000, subject to adjustment by the Board of Directors and an annual bonus of up to 35% of her base salary, as determined in the discretion of the Board of Directors, based on accomplishment of annual performance goals. Additionally, Ms. Richardson’s offer letter agreement provided for an option to purchase 120,000 shares of common stock vesting over a four year period commencing in March 2013. Ms. Richardson is eligible for certain severance and change in control benefits pursuant to our Officer Change in Control Severance Benefit Plan, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.”

Agreement with Mr. Moch.  We entered into an employment agreement with Mr. Moch in October 2009 setting forth the terms of his employment that was subsequently amended in April 2010 and in December 2012. Pursuant to the agreement, Mr. Moch was entitled to an initial annual base salary of $395,000, subject to increase by the Board of Directors, and was eligible to receive an annual cash performance bonus based on a target amount that would be between the 50th and 75th percentile for total cash compensation for chief executive officers of similarly situated companies. Mr. Moch was additionally eligible for certain severance and change in control benefits pursuant to his agreement, the terms of which are described below under “Potential Payments Upon Termination or Change in Control.”

On December 6, 2013, upon recommendation from the Committee, the Board of Directors approved an amended and restated employment agreement with Mr. Moch, which Mr. Moch executed in April 2014 prior to his resignation, setting forth the updated terms of his employment with us as well as certain amendments to his severance and change in control benefits. Mr. Moch’s amended and restated employment agreement superseded the terms of his employment agreement described above. Under the terms of Mr. Moch’s amended and restated employment agreement, Mr. Moch was entitled to an initial annual base salary of $468,500, subject to increase by the Board of Directors, and was eligible to receive an annual target cash performance bonus of 50% of Mr. Moch’s base salary, as determined by the good faith assessment by the Board of Directors or the Committee based on achievement of designated performance goals for the applicable year. Under Mr. Moch’s amended and restated employment agreement, Mr. Moch’s employment was at will and subject to termination at any time. Mr. Moch was eligible for certain severance and change in control benefits pursuant to his amended and restated employment agreement, the terms of which are described below under “-Potential Payments Upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including salary and unused vacation pay.

Stock Option Agreements.  Each of our executive officers holds stock options under our equity incentive plans that were granted subject to our form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and form of stock option agreements is provided below under “Equity Benefit Plans.”

Severance Plan.  In February 2013, our Board of Directors approved an Officer Change in Control Severance Benefit Plan (the “severance plan”), which was amended on December 6, 2013. On December 6, 2013, the Board of Directors, upon recommendation from the Committee, approved amendments to the severance plan (the “amended severance plan”) that replace and supersede the benefits described above for our named executive officers under the severance plan. Under the amended severance plan, our officers, including Dr. Berrey, Dr. Nichols and Ms. Richardson are eligible to receive severance benefits upon a covered termination either alone or within the thirty days prior to or thirteen months following a change in control transaction (which generally has the same meaning as set forth in our 2013 plan). A covered termination means the officer’s termination without cause or resignation with good reason (including resignation due to any material reduction in duties, authorities or responsibilities, base salary or relocation by more than fifty miles). All of the severance benefits under the amended severance plan are contingent upon delivery to us of an effective release of claims and continued compliance with certain post-termination covenants, including a non-compete agreement. Upon a covered termination that does not occur within the thirty days prior to or thirteen months following a change in control transaction, Dr. Berrey, Dr. Nichols and Ms. Richardson are eligible to receive (i) a payment equal to twelve months (or fifteen months, for Dr. Berrey) of base salary (the severance period); (ii) accelerated vesting of all outstanding time-based stock options and other time-based stock awards as if the executive had completed service for the severance period; and (iii) payment of COBRA benefits for the severance period. Upon a covered termination that occurs within the thirty days prior to or thirteen months following a change in control transaction, Dr. Berrey, Dr. Nichols and Ms. Richardson are eligible for the same benefits described above for a covered termination not in connection with a change in control, except that the severance period is twelve months (or eighteen months, for Dr. Berrey), the executive will additionally receive a lump sum amount equivalent to his or her target bonus for the year of termination and will receive full vesting acceleration of all outstanding stock options and other stock awards and with respect to any such awards that are subject to performance-based vesting, acceleration will occur as if the performance criteria were attained at a 100% level. Payments triggered under the amended severance benefit plan will generally not affect the benefits an officer is entitled to under an individually negotiated employment contract or agreement; however, payments under the severance plan will generally be reduced by severance benefits also payable under any individually negotiated employment contract or agreement.

Agreements with Mr. Moch.  Under Mr. Moch’s amended and restated employment agreement, Mr. Moch was eligible for amended severance benefits that replaced and superseded the severance and change in control benefits under his employment agreement described above. Pursuant to his amended and restated employment agreement, in the event of termination due to disability, Mr. Moch would continue to receive payments at the rate of his then current salary for six months, contingent upon delivery to us of a satisfactory release of claims. In the event that Mr. Moch is terminated without cause or upon Mr. Moch’s resignation for good reason (as defined under the amended severance plan), Mr. Moch was eligible to receive the severance and change in control benefits described below under the amended severance plan. Upon a change in control, Mr. Moch’s amended employment agreement provided that his outstanding equity awards would accelerate vesting with respect to the number of shares that would have vested during the 12 months immediately following the change in control.

In connection with Mr. Moch’s resignation, on May 5, 2014, the Company entered into a Severance Agreement and Release with Mr. Moch (the “Severance Agreement”). Pursuant to the Severance Agreement, in exchange for a general release of all claims against us, Mr. Moch is entitled to receive (i) payments equal to 15 months of his base salary, (ii) accelerated vesting of all outstanding time-based stock options and other time-based stock awards as if Mr. Moch had completed service for an additional 15 months, and (iii) payment of COBRA benefits for a period of 15 months. The benefits provided for in the Severance Agreement are consistent with the benefits that Mr. Moch would have been entitled to receive under our Officer Severance Benefit Plan, as amended December 6, 2013, had Mr. Moch been terminated without cause. Mr. Moch also received an extension of the exercise period of his vested stock options until December 31, 2014. On July 1, 2014, the Company entered into an amendment of the Severance Agreement to correct an inadvertent change to Mr. Moch’s incentive stock options to extend the term of such options and to revise the Agreement to reflect in greater detail the summary of outstanding equity awards as of Mr. Moch’s separation date.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2014.

		Option Awards(1)
	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)(2)	Option expiration date
M. Michelle Berrey, MD, MPH	11/18/2012	—		84,360	(3)	4.26	11/17/2022
	1/28/2014	15,377	(4)	51,723	(4)	18.75	1/27/2024
	4/9/2014	23,334	(4)	116,666	(4)	21.92	4/8/2024
W. Garrett Nichols, MD	9/2/2014	—		90,000	(5)	24.74	9/1/2024
Linda Richardson	1/8/2014	—	(6)	120,000	(6)	15.85	1/7/2024
Kenneth I. Moch	—	—		—		—	—

(1)
All of the option awards granted in 2014 and 2013 were granted under the 2013 plan, all of the option awards granted in 2012 were granted under the 2012 plan, the terms of which plans are described below under “Equity Benefit Plans.” Except as otherwise indicated, each option award becomes exercisable as it becomes vested and all vesting is subject to the executive’s continuous service with the Company through the vesting dates. All share numbers above that relate to awards granted prior to March 25, 2013 above reflect our 3.55-for-1 reverse stock split effected on March 25, 2013.

(2)	All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.

(3)	25% of the shares vest on November 12, 2013 and 1/36th of the shares vest monthly thereafter.

(4)	1/48th of the shares vest monthly after the grant date.

(5)	25% of the shares vest on September 2, 2015 and 1/36th of the shares vest monthly thereafter.

(6)	25% of the shares vest on January 8, 2015 and 1/36th of the shares vest monthly thereafter.

Option Exercises

Dr. Berrey exercised options to purchase 18,339 shares on May 21, 2014, 14,671 shares on September 2, 2014, and 14,672 shares on December 22, 2014. Mr. Moch exercised options to purchase 928 shares on January 31, 2014, 9,072 shares on February 24, 2014, 15,000 shares on March 14, 2014, 252,410 shares on July 3, 2014, 50,356 shares on August 12, 2014, 52,348 shares on August 13, 2014, 40,000 shares on September 9, 2014, 75,500 shares on September 25, 2014, 56,000 shares on October 20, 2014, 38,119 shares on November 3, 2014, 50,940 shares on November 21, 2014, 64,242 shares on December 3, 2014, 24,845 shares on December 8, 2014, 58,703 shares on December 9, 2014 and 62,000 shares on December 17, 2014. Dr. Nichols and Ms. Richardson did not exercise any stock option awards during the fiscal year ended December 31, 2014.

Option Modifications

We did not engage in any repricings or other modifications or cancellations to any of our named executive officers’ outstanding equity awards during the year ended December 31, 2014. As discussed in the section above entitled “Potential Payments Upon Termination or Change in Control”, pursuant to Mr. Moch’s severance agreement, in April 2014 his stock options accelerated vesting with respect to the portion of the options scheduled to vest over the 15 months following Mr. Moch’s separation date and Mr. Moch’s outstanding non-qualified stock options were amended to extend the period of time during which Mr. Moch could have exercised vested options until December 31, 2014.

Perquisites, Health, Welfare and Retirement Benefits

All of our executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We provide a 401(k) plan to our employees, including our executive officers, as discussed in the section below entitled “401(k) Plan.”

We do not provide perquisites or personal benefits to our executive officers. We do, however, pay the premiums for term life insurance and long-term disability for all of our employees, including our employee named executive officers. None of our executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Board of Directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

401(k) Plan

We maintain a defined contribution employee retirement plan (“401(k) plan”), for our employees. Our executive officers are also eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan provides that each participant may contribute up to the lesser of 100% of his or her compensation or the statutory limit, which was $17,500 for calendar year 2014. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2014 could have been up to an additional $5,500 above the statutory limit. Historically, we have not made contributions into the 401(k) plan on behalf of participants. In March 2015, we began matching 100% of the first 3% of employee contributions to the 401(k) plan. Participant and employer contributions are held and invested, pursuant to the participant’s instructions, by the plan’s trustee.

Nonqualified Deferred Compensation

None of our executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board of Directors may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Equity Benefit Plans

2013 Equity Incentive Plan

General.  Our Board of Directors adopted the 2013 Equity Incentive Plan in February 2013 and our stockholders approved the 2013 plan in March 2013. The 2013 plan became effective in connection with our IPO in April 2013. Following the effectiveness of the 2013 plan, no further grants were made under the 2012 plan. The 2013 Equity Incentive Plan was subsequently amended by the Board of Directors in March 2014 and approved by our stockholders in June 2014 (as amended, the “2013 Plan”). Our Board of Directors or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or the authorized committee is referred to herein as the plan administrator.

The 2013 Plan provides for the grant of incentive stock options (“ISOs”), nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, “stock awards”), all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates. Additionally, the 2013 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.

Share Reserve.  Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 Plan is the sum of (i) 1,408,450 shares, plus (ii) 244,717 shares, which was the number of shares reserved for issuance under our 2012 plan at the time our 2013 Plan became effective, plus (iii) any shares subject to outstanding stock options or other stock awards that would have otherwise returned to our 2012 plan (such as upon the expiration or termination of a stock award prior to vesting). Additionally, the number of shares of our common stock reserved for issuance under our 2013 Plan, as amended, will automatically increase on January 1 of each year, beginning on January 1, 2014 and continuing through and including January 1, 2023, by 4% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board of Directors. The maximum number of shares that may be issued upon the exercise of ISOs under our 2013 Plan is 2,816,901 shares. As of December 31, 2014, there were 1,245,205 shares underlying outstanding stock options granted under the 2013 Plan, zero shares underlying unvested restricted stock units granted under the 2013 plan and 1,147,526 shares remaining available for grant under the 2013 Plan.

No person may be granted stock awards covering more than 704,225 shares of our common stock under our 2013 Plan, as amended, during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 704,225 shares or a performance cash award having a maximum value in excess of $5,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

If a stock award granted under the 2013 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2013 Plan. In addition, the following types of shares under the 2013 Plan may become available for the grant of new stock awards under the 2013 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the 2013 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the 2013 Plan.

Stock Options.  The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2013 Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Corporate Transactions.  In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board of Directors may deem appropriate; or

•
make a payment equal to the excess of (a) the value of the property the participant would have received upon exercise of the stock award over (b) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under the 2013 Plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the 2013 Plan, a “change in control” is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

Amendment and Termination.  Our Board of Directors has the authority to amend, suspend, or terminate our 2013 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopted our 2013 Plan.

2012 Equity Incentive Plan

General.  Our Board of Directors and our stockholders approved our 2012 Equity Incentive Plan, which became effective in February 2012. Our 2012 plan was a continuation of and successor to our 2002 plan and after our 2012 plan became effective, no further stock awards were made under our 2002 plan. As of December 31, 2014, there were no shares remaining available for the grant of stock awards under our 2012 plan and there were outstanding stock awards covering a total of 279,707 shares that were granted under our 2012 plan. Our Board of Directors or a duly authorized committee thereof, has the authority to administer the 2012 plan. Our Board of Directors may also delegate certain authority to one or more of our officers. Our Board of Directors or the authorized committee is referred to herein as the plan administrator

The 2012 Equity Incentive Plan terminated and no further awards were granted upon the effective date of the 2013 plan. All awards granted under the 2012 plan that are repurchased, forfeited, expire or are cancelled will become available for grant under the 2013 plan in accordance with its terms.

Stock Options.  The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2012 Equity Incentive Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2012 plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the 2012 Equity Incentive Plan, up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Restricted Stock Unit Awards.  Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Corporate Transactions.  In the event of certain specified significant corporate transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has terminated will accelerate vesting in full prior to the corporate transaction. All stock awards will terminate at or prior to the corporate transaction.

Under the 2012 Equity Incentive Plan, a “corporate transaction” is generally the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control.  The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Our form of option agreement provides for acceleration in full of the stock option if a participant is terminated without cause or resigns for good reason (which includes a resignation due to a material reduction in authority, duties or responsibilities, a material reduction in base salary or a relocation of employment by more than 50 miles) within thirteen months after a change in control. Under the 2012 Equity Incentive Plan, a “change in control” is generally (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) approval by the stockholders or our Board of Directors of a plan of complete dissolution or liquidation of us; or (iv) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.

2002 Equity Incentive Plan

General.  Our Board of Directors and our stockholders originally approved our 2002 Equity Incentive Plan, which became effective in September 2002, and was further amended by our Board of Directors and stockholders, most recently in February 2011. The 2002 plan terminated and no further awards were granted upon the effective date of the 2012 plan. As of December 31, 2014, there were outstanding stock awards covering a total of 335,058 shares that were granted under our 2002 plan.

Shares are no longer available for the grant of stock awards under our 2002 plan. However, if a stock award granted under the 2002 Equity Incentive Plan expires or otherwise terminates without being exercised in full, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2012 plan.

Stock Options.  We have generally granted stock options under the 2002 Equity Incentive Plan with an exercise price of no less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2002 plan vest at the rate specified by the plan administrator and have a term of up to a maximum of 10 years. Unless the terms of an option holder’s stock option agreement provide otherwise, if an option holder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the option holder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.

Options generally are not transferable except by will, the laws of descent and distribution. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Corporate Transactions.  In the event of certain specified significant corporate transactions, outstanding stock awards shall be assumed, continued or substituted for similar stock awards by the surviving or acquiring corporation. If any surviving or acquiring corporation fails to assume, continue or substitute such stock awards, stock awards held by participants whose continuous service has terminated will accelerate vesting in full prior to the corporate transaction. All stock awards will terminate at or prior to the corporate transaction.

Under the 2002 Equity Incentive Plan, a “corporate transaction” is generally (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iii) a reverse merger in which we are the surviving corporate but shares of our common stock outstanding immediately preceding the merger are converted into other property by virtue of the transaction.

Change in Control.  In addition, the plan administrator may provide for special vesting acceleration in an individual award agreement or in any other written agreement between a participant and us. Our form of option agreement provides for acceleration in full of the stock option if a participant is terminated without cause or resigns for good reason (which includes a resignation due to a material reduction in authority, duties or responsibilities, a material reduction in base salary or a relocation of employment by more than 50 miles) within thirteen months after a change in control transaction. A “change in control transaction” is generally (i) a sale or disposition of all of our assets; (ii) a merger or consolidation following which we are not the surviving entity and our stockholders own less than 50% of the voting power of the surviving entity or its parent; (iii) a reverse merger where we are the surviving entity but our stockholders own less than 50% of the voting power; or (iv) an acquisition by a person, group or entity of 50% of our voting power.

2013 Employee Stock Purchase Plan

General.  Our Board of Directors adopted the ESPP in February 2013 and our stockholders approved the ESPP in March 2013. The ESPP became effective in connection with our IPO in April 2013. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

Share Reserve.  The ESPP authorizes the issuance of 704,225 shares of our common stock pursuant to purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2014 through January 1, 2023 by the least of (a) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (b) 422,535 shares, or (c) a number determined by our Board of Directors that is less than (a) and (b). The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. As of the record date, 51,914 shares of our common stock have been purchased under the ESPP.

Administration.  Our Board of Directors has delegated its authority to administer the ESPP to the Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.

Payroll Deductions.  Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board of Directors, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of our common stock on the first date of an offering or (b) 85% of the fair market value of a share of our common stock on the date of purchase.

Limitations.  Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our Board of Directors: (a) customarily employed for more than 20 hours per week, (b) customarily employed for more than five months per calendar year or (c) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our common stock based on the fair market value per share of our common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Changes to Capital Structure.  In the event that there occurs a change in our capital structure through such actions as a stock split, merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or similar transaction, the Board of Directors will make appropriate adjustments to (a) the number of shares reserved under the ESPP, (b) the maximum number of shares by which the share reserve may increase automatically each year and (c) the number of shares and purchase price of all outstanding purchase rights.

Corporate Transactions.  In the event of certain significant corporate transactions, including: (i) a sale of all our assets, (ii) the sale or disposition of 90% of our outstanding securities, (iii) the consummation of a merger or consolidation where we do not survive the transaction, and (iv) the consummation of a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Plan Amendments, Termination.  Our Board of Directors has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.

Director Compensation

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2014:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Farah Champsi(3)	23,390	—	23,390
James Daly(4)	21,058	385,478	406,536
Martha J. Demski	51,856	123,348	175,204
Rodman L. Drake(5)	22,005	123,348	145,353
Catherine Gilliss, PhD, RN, FAAN(6)	20,308	385,478	405,786
Wende Hutton(7)	18,901	—	18,901
John Leonard(8)	21,058	385,478	406,536
C. Patrick Machado(9)	22,534	385,478	408,012
Ernest Mario, Ph.D.(10)	—	144,588	144,588
James Niedel, M.D., Ph.D.	45,365	123,348	168,713
Arthur M. Pappas(11)	20,082	—	20,082
Ronald Renaud, Jr.(12)	1,332	414,282	415,614
Lisa Ricciardi(13)	31,401	449,216	480,617
Timothy J. Wollaeger	41,339	123,348	164,687

(1)
Mr. Moch was an employee director during a portion of 2014 and his compensation is fully reflected in the “Summary Compensation Table” above. Mr. Moch resigned from the Board of Directors effective on April 9, 2014. Dr. Berrey was an employee director during 2014 and her compensation is fully reflected in the “- Summary Compensation Table” above.

(2)
Amounts listed represent the aggregate grant date fair value of option awards granted during 2014 computed in accordance with Accounting Standards Codification Topic 718,Compensation - Stock Compensation. Assumptions used in the calculation of these amounts are included in Note 7 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts do not reflect the actual economic value that will be realized by the non-employee director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The aggregate number of shares subject to each non-employee director’s outstanding option awards as of December 31, 2014 was as follows: Mr. Daly 27,000 shares; Ms. Demski, 55,477 shares; Mr. Drake, 27,000 shares; Dr. Gilliss, 27,000 shares; Mr. Leonard, 27,000 shares; Mr. Machado, 27,000 shares; Dr. Mario, 54,568 shares; Dr. Niedel, 9,000 shares; Mr. Renaud, 18,000 shares; Ms. Ricciardi, 27,000 shares; and Mr. Wollaeger, 9,000 shares. Ms. Champsi, Ms. Hutton, and Mr. Pappas did not have any outstanding stock options as of December 31, 2014.

(3)	Ms. Champsi departed our Board of Directors in June 2014.

(4)	Mr. Daly was appointed to our Board of Directors in June 2014.

(5)	Mr. Drake departed our Board of Directors in June 2014.

(6)	Dr. Gilliss was appointed to our Board of Directors in June 2014.

(7)	Ms. Hutton departed our Board of Directors in June 2014.

(8)	Dr. Leonard was appointed to our Board of Directors in June 2014.

(9)	Mr. Machado was appointed to our Board of Directors in June 2014.

(10)
In connection with his appointment to our board of Directors in February 2013, Dr. Mario agreed to forego receiving the first four annual cost retainers that would otherwise be payable to him under the Compensation policy applicable to our non-employee directors and accordingly Dr. Mario received no cash Compensation from us during 2014.

(11)	Mr. Pappas departed our Board of Directors in June 2014.

(12)	Mr. Renaud was appointed to our Board of Directors in December 2014.

(13)	Ms. Ricciardi was appointed to our Board of Directors in March 2014.

We have implemented a compensation policy for our non-employee directors which provides that (1) the automatic initial grant for each non-employee first joining the Board of Directors is an option to purchase 18,000 shares of common stock that vests with respect to 25% of the shares on the one year anniversary of the date of grant and monthly thereafter for 36 months, subject to the director continuing to provide services to us during such period; (2) the automatic annual grant for each non-employee director whose term continues on the date of our annual meeting each year is an option to purchase 9,000 shares of common stock that vests in 12 equal monthly installments from the date of grant, provided that in any case such option is fully vested on the date of our next annual stockholder meeting, subject to the director continuing to provide services to us during such period; and (3) on the date of our annual meeting each year, the Chairman of our Board of Directors will be granted an additional automatic Chairman grant consisting of an option having a Black-Scholes value of $25,000 on the date of grant at vests on the same schedule as the automatic annual grant described in (2) above. In addition, our non-employee directors receive the following annual cash retainers under our policy will is:

•	$35,000 for all eligible non-employee directors;

•	$7,500, $5,000 and $3,500 for service (other than as chairman) on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively; and

•	$15,000, $10,000 and $7,000 for service as the chairman of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, respectively.

We have reimbursed and will continue to reimburse all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

We have implemented stock ownership guidelines for our non-employee directors. The stock ownership guidelines are intended to align the interests of our non-employee directors with the interests of our stockholders and to further promote our commitment to sound corporate governance. The stock ownership guidelines require each non-employee director to accumulate a substantial interest in our common stock equal in value (based on the closing price of our common stock as of the last day of an applicable fiscal year) to at least three times the non-employee director’s annual cash retainer. Unvested equity awards do not count towards this ownership guideline. Our non-employee directors have a certain period of time to comply with these guidelines after the adoption date or after joining our Board of Directors, if later.

TRANSACTIONS WITH RELATED PERSONS

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Policies and Procedures

We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.

Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than five percent of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Chimerix, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Chimerix, Inc. Direct your written request to Chimerix, Inc., Attn: Executive Director of Investor Relations, 2505 Meridian Parkway, Suite 340, Durham, NC 27713 or contact Joseph T. Schepers at (919) 806-1074. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Timothy W. Trost
Secretary

April 29, 2015

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, Chimerix, Inc., 2505 Meridian Parkway, Suite 340, Durham, NC 27713.

CHIMERIX, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Vote by Internet

- Go to **www.envisionreports.com/CMRX**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold
01 - James M. Daly	☐	☐
02 - Martha J. Demski	☐	☐
03 - John M. Leonard, M.D.	☐	☐
04 - James Niedel, M.D., Ph.D.	☐	☐

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B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

CHIMERIX, INC.

Proxy — Chimerix, Inc.

Notice of 2015 Annual Meeting of Stockholders

DoubleTree Suites Hotel
2515 Meridian Parkway
Durham, North Carolina 27713
Proxy Solicited by Board of Directors for Annual Meeting — June 22, 2015

M. Michelle Berrey and Timothy W. Trost, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Chimerix, Inc. to be held on June 22, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all four nominees for director, FOR ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)